                                                                    EXHIBIT 10pp

                                    FORM OF
                                MERGER AGREEMENT
                    (Jacquelyn B. Gates, Chester N. Watson)

     THIS MERGER AGREEMENT (the "Agreement) is made as of the 29th day of January, 1999, by and between Bell Atlantic Corporation, its successors and assigns ("Bell Atlantic"), and ________________________, an employee of a Bell Atlantic Company (the "Key Employee"). In this Agreement, "Bell Atlantic Company" means any or all of the following: Bell Atlantic, a corporate subsidiary or other company affiliated with Bell Atlantic, a company in which Bell Atlantic owns directly or indirectly an equity interest of at least ten percent, and the successors and assigns of any such company.

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of July 27, 1998, among Bell Atlantic, GTE Corporation ("GTE") and Beta Gamma Corporation (the "Definitive Agreement"), Bell Atlantic contemplates a merger of the Bell Atlantic and GTE businesses (the "Merger") on a date which is yet to be decided (the "Closing Date");

     WHEREAS, the period from the date of this Agreement to at least the second anniversary of the Closing Date is likely to be a period of difficult transition, with heightened concern about job security due to possible reductions in force in connection with the Merger;

     WHEREAS, Bell Atlantic wishes to provide additional financial security to the Key Employee in the form of eligibility for post-separation payments, which the Key Employee would be eligible to receive in case of a termination of employment without cause during such period; and


     WHEREAS, Bell Atlantic and the Key Employee wish to set forth the terms and conditions applicable to such post-separation payments.

     NOW, THEREFORE, for good and valuable consideration, the Key Employee and Bell Atlantic hereby agree as follows:

     1.       Period of Agreement. The Period of this Agreement shall be the
              -------------------
period beginning on the date of this Agreement and ending on the second anniversary of the Closing Date; provided, however, that, in the event that the Definitive Agreement is terminated without the Merger occurring, the Period of this Agreement shall end on the date on which the Definitive Agreement is terminated.

     2.       Post-Separation Payments.
              ------------------------

     (a)      Pay. If, during the Period of this Agreement, a Bell Atlantic
              ---
Company discharges the Key Employee without "Cause" (as defined in Section 2(d) of this Agreement), or the Key Employee is "Constructively Discharged" (as defined in Section 2(e) of this Agreement), Bell Atlantic shall cause the Bell Atlantic Company which then employs the Key Employee to pay to the Key Employee, in cash, an aggregate amount equal (before withholding of taxes) to "Pay" (as defined in Section 2(b) of this Agreement).
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         (b)      Pay. For purposes of this Agreement, "Pay" means an amount
                  ---
equal (before withholding of taxes) to the greater of (i) the sum of the Key Employee's annual rate of base salary and 50% of the Key Employee's maximum short term incentive under the Bell Atlantic Senior Management Short Term Incentive Plan (or other applicable short-term incentive plan), both as of the date of this Agreement, or (ii) the sum of such items, both as of the date the Key Employee's employment is terminated.

         (c)      Payment of Installments. The payment described in this Section
                  -----------------------
shall be payable in cash, less applicable withholding taxes, in a series of 12 approximately equal monthly installments, with the first installment commencing within 30 days of the eighth day following delivery of the legal release provided for in Section 2(g) of this Agreement. If the Key Employee dies after termination of employment, all unpaid installments will be paid in a lump sum to the Key Employee's estate.

         (d)      Cause. For purposes of this Agreement, the term "Cause" shall
                  -----
mean grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Key Employee as determined by the Key Executive's current supervisor, with the concurrence of the Executive Vice President - Human Resources of Bell Atlantic; fraud, misappropriation or embezzlement involving any Bell Atlantic Company; a material breach of the Employee Code of Business Conduct or this Agreement; or commission of any felony of which the Key Employee is finally adjudged guilty in a court of competent jurisdiction.

         (e)      Constructive Discharge. The Key Employee shall be deemed to
                  ----------------------
have been "Constructively Discharged" for purposes of this Agreement if the Key Employee is an "Employee in Good Standing" (as defined in Section 2(f) of this Agreement) and terminates his or her employment for either of the following reasons: (i) the Key Employee has refused to relocate to a new principal place of work which would require a commute of more than 35 miles greater than the Key Employee's existing commute; or (ii) the Key Employee is assigned to a position where the sum of the annual rate of base salary plus the maximum amount of annual short term incentive the Key Employee would be eligible to receive per year is less than 90% of the sum of the corresponding items of salary and short term incentive for the Key Employee's existing position.

         (f)      Employee in Good Standing. For purposes of this Agreement, the
                  -------------------------
Key Employee will be considered to be an "Employee in Good Standing" on a given date if, on that date, the Key Employee is employed by a Bell Atlantic Company, has not tendered oral or written notice of intent to resign or retire effective as of a date on or before the given date (other than pursuant to a Constructive Discharge), and has not behaved in a manner that would be grounds for discharge with Cause.

         (g)      Legal Release. Notwithstanding any provision of this Agreement
                  -------------
to the contrary, no post-separation payments shall be payable under the terms of this Agreement unless the Key Employee executes a legal release in a form contained in Exhibit A.

         3.       Prohibition Against Recruiting, Hiring or Solicitation.
                  ------------------------------------------------------
Commencing on the effective date of this Agreement and at all times thereafter through the second anniversary of the Key Employee's termination of employment for reasons which entitle the Key Employee to

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

receive separation payments under Section 2 of this Agreement, the Key Employee shall not, without the consent of the Executive Vice President - Human Resources of Bell Atlantic:

         (i) recruit or solicit any active employee of any Bell Atlantic Company for employment or for retention as a consultant or service provider;

         (ii) hire, or participate (with another company or third party) in the process of hiring (other than for a Bell Atlantic Company) any person who is then an active employee of any Bell Atlantic Company, or provide names or other information about Bell Atlantic employees to any person or business (other than a Bell Atlantic Company) under circumstances which the Key Employee knows or should know could lead to the use of that information for purposes of recruiting or hiring;

         (iii) approach any customer of any Bell Atlantic Company in an effort to persuade such customer to purchase, from a competing company, products or services of the same or similar type as the products or services which are sold (or, pursuant to an existing business plan, will be sold) to paying customers of one or more Bell Atlantic Companies; or

         (iv) interfere with the relationship of any Bell Atlantic Company with any of its customers, employees, agents, or representatives.

         4.       Competition.
                  -----------

         (a)      Prohibited Conduct. During the period of the Key Employee's
                  ------------------
employment with any Bell Atlantic Company through the first anniversary of the Key Employee's termination of employment for reasons which entitle the Key Employee to receive separation payments under Section 2 of this Agreement, the Key Employee, without the prior written consent of the Executive Vice President
- Human Resources of Bell Atlantic, shall not:

         (i) personally engage in "Competitive Activities" (as defined in Section 4(b) of this Agreement; or

         (ii) work for, own, manage, operate, control or participate in the ownership, management, operation or control of, or provide consulting or advisory services to, any individual, partnership, firm, corporation or institution engaged in Competitive Activities; provided, however, that the Key Employee's purchase or holding, for investment purposes, of securities of a publicly-traded company shall not constitute "ownership" or "participation in ownership" for purposes of this paragraph so long as the Key Employee's equity interest in any such company is less than a controlling interest.

         (b)      Competitive Activities. For purposes of this Agreement,
                  ----------------------
"Competitive Activities" means business activities relating to products or services of the same or similar type as the products or services which (i) are sold (or, pursuant to an existing business plan, will be sold) to paying customers of one or more Bell Atlantic Companies, and (ii) for which the Key Employee had responsibility to plan, develop, manage, market or oversee, within the prior 24 months or, if the Key Employee's employment has been terminated, within the 24 months preceding termination of employment. Notwithstanding the previous sentence, a business activity will not be treated as a

Competitive Activity if the geographic marketing area of the relevant products or services does not overlap with the Bell Atlantic territory (as such territory exists at the time the Key Employee's employment is terminated).

         (c)      Notice. Bell Atlantic shall send the Key Employee written
                  ------
notice in the event that Bell Atlantic believes that the Key Employee has violated any of the prohibitions of this Section, provided, however, that any failure by Bell Atlantic to give notice under this provision or to enforce its rights under this Agreement in any one or more instances shall not be a bar to Bell Atlantic giving notice and taking action to enforce its rights under this Agreement at any later time.

         (d)      Waiver. Nothing in this Agreement shall bar the Key Employee
                  ------
from requesting that the Executive Vice President - Human Resources of Bell Atlantic, in that officer's sole discretion, waive in writing Bell Atlantic's rights to enforce the competition covenant of this Section with respect to an opportunity or activity contemplated by the Key Employee and which the Key Employee describes in writing to said officer.

         5.       Confidentiality. The Key Employee agrees not to disclose or
                  ---------------
discuss, other than with the Key Employee's legal counsel, financial or tax adviser, and spouse (if any) either the existence of or any details of this Agreement. The Key Employee will make a good faith effort to ensure that any such legal counsel, financial or tax adviser, or spouse will not disclose or discuss the existence or any details of this Agreement with any other person.

         6.       Proprietary Information. The Key Employee shall at all times
                  -----------------------
preserve the confidentiality of all proprietary information and trade secrets of any and all Bell Atlantic Companies. "Proprietary information" means information obtained or developed by the Key Employee during the Key Employee's employment with any Bell Atlantic Company that has not been fully disclosed in a writing generally circulated to the public at large, and which is treated as confidential within the business of any Bell Atlantic Company.

         7.       Assignment by Bell Atlantic. Bell Atlantic may assign this
                  ---------------------------
Agreement without the Key Employee's consent to any company that acquires all or substantially all of the stock or assets of Bell Atlantic, or into which or with which Bell Atlantic is merged or consolidated. This Agreement may not be assigned by the Key Employee, and no person other than the Key Employee (or the Key Employee's estate) may assert the rights of the Key Employee under this Agreement.

         8.       Non-Benefit Bearing Payments. The amounts to be paid under
                  ----------------------------
Section 2 of this Agreement shall not be treated as compensation for purposes of computing or determining any additional benefit payable under any savings plan, insurance plan, pension plan, or other employee benefit plan maintained by any Bell Atlantic Company.

         9.       Certain Limitations Upon Payments.
                  ---------------------------------

         (a)      Tax Code Limitations. Anything in this Agreement to the
                  --------------------
contrary notwithstanding, in the event that it shall be determined that any payment or distribution by Bell Atlantic to or for the benefit of the Key Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal

Revenue Code of 1986, as amended (the "Code"), the aggregate present value of amounts payable or distributable to or for the benefit of the Key Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to taxation under
Section 4999 of the Code. For purposes of this Section, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

         (b)      Determinations by Outside Counsel. All determinations to be
                  ---------------------------------
made under this Section of the Agreement shall be made by Bell Atlantic's outside counsel ("Outside Counsel"). Outside Counsel shall provide its determinations and any supporting calculations both to Bell Atlantic and the Key Employee within 10 days of the effective date of termination of employment. Any such determination by Outside Counsel shall be binding upon Bell Atlantic and the Key Employee. Within five days after this determination, Bell Atlantic or the appropriate Bell Atlantic Company shall commence to pay to or for the benefit of the Key Employee such amounts (if any) as are then due to the Key Employee under this Agreement.

         (c)      Overpayments and Underpayments. As a result of uncertainty in
                  ------------------------------
the application of Section 280G of the Code at the time of the initial determination by Outside Counsel hereunder, it is possible that Agreement Payments will either have been made by Bell Atlantic which should not have been made ("Overpayment"), or that additional Agreement Payments which have not been made by Bell Atlantic could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two years after the effective date of termination of employment, Outside Counsel shall review any determination made by it pursuant to Section 9(b) of this Agreement. In the event that Outside Counsel determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Key Employee which the Key Employee shall repay to Bell Atlantic together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code (the "Federal Rate"); provided, however, that no amount shall be payable by the Key Employee to Bell Atlantic if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that Outside Counsel determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the appropriate Bell Atlantic Company to or for the benefit of the Key Employee together with interest at the Federal Rate.

         (d)      Outside Counsel Fees. All of the fees and expenses of Outside
                  --------------------
Counsel in performing the determinations referred to in Sections 9(b) and (c) of this Agreement shall be borne solely by Bell Atlantic.

         10.      Remedies. The Key Employee acknowledges that irreparable
                  --------
injury will result to Bell Atlantic and other Bell Atlantic Companies, and to their business, in the event of any breach by the Key Employee of any of the Key Employee's covenants and commitments under this Agreement. In the event of a breach of any of the Key Employee's covenants and commitments under this Agreement, Bell Atlantic and any affected Bell Atlantic Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages. In addition to the foregoing, the Key Employee shall forfeit all unpaid installment payments under Section 2 of this Agreement, and shall have an obligation to immediately repay any installment payment previously received.

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

         11.      Governing Law. This Agreement shall be interpreted and
                  -------------
enforced in accordance with the law of the State of New York.

         12.      Severability. If any clause, phrase or provision of this
                  ------------
Agreement or the application thereto to any person or circumstances shall be invalid or unenforceable under any applicable law, this shall not affect or render invalid or unenforceable the remainder of this Agreement. Furthermore, in the event that a court of law or equity determines that the geographic scope of any covenants, or the duration of any of the restrictions under this Agreement, are not enforceable, or if any provision of this Agreement conflicts with any applicable requirement of a code of conduct that pertains to an employee licensed to practice a profession governed by such code, this Agreement shall be deemed to be amended to the extent necessary, but only to the extent necessary, to permit the enforcement of the terms of this Agreement, as so amended, and to avoid a conflict with said code of conduct.

         13.      Waiver. The waiver by Bell Atlantic of a breach by the Key
                  ------
Employee of any provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         14.      Entire Agreement.
                  ----------------

         (a)      Post-Separation Payments. This Agreement sets forth the entire
                  ------------------------
understanding of Bell Atlantic and the Key Employee and supersedes all prior agreements and communications, whether oral or written, pertaining to eligibility for post-separation payments, except as follows. This Agreement shall not affect the rights of the Key Employee under the compensation and benefit plans in which the Key Employee participates; provided, however, that in exchange for the separation payments described in this Agreement, the Key Employee hereby waives, during the Period of this Agreement, any rights he or she may have to participate in the Bell Atlantic Executive Separation Pay Plan or any other Bell Atlantic plan that provides for severance payments.

         (b)      Certain Covenants. Except for the terms of compensation and
                  -----------------
benefit plans in which the Key Employee participates, Sections 3 (Prohibition Against Recruiting, Hiring or Solicitation), 4 (Competition), and 6 (Proprietary Information) of this Agreement shall supersede the terms or provisions of any prior covenant or agreement between the Key Employee and any Bell Atlantic Company covering the same subject matter; provided, however, that any such prior covenants or agreements shall again be enforceable to the full extent of their terms if (i) the Key Employee remains employed by a Bell Atlantic Company subsequent to the Period of this Agreement (or any extension of such Period), or
(ii) during the Period of this Agreement, the Key Employee terminates his employment, or such employment is terminated by Bell Atlantic, for reasons which do not entitle the Key Employee to receive separation payments under Section 2 of this Agreement.

         (c)      Modification of Agreement. This Agreement shall not be
                  -------------------------
modified except by written agreement of the Key Employee and Bell Atlantic.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                            BELL ATLANTIC CORPORATION


                                            By:
                                               --------------------------------

                                            THE KEY EMPLOYEE


                                             ----------------------------------

                                                                       EXHIBIT A

                                    RELEASE
                                    -------


         THIS RELEASE (the "Release") is entered into by _____________________ (the "Key Employee"), for the benefit of BELL ATLANTIC CORPORATION (the "Company"), and all companies, and their officers, directors and employees, which are affiliated with the Company or in which the Company owns a substantial economic interest, and any benefit plan maintained by any Bell Atlantic Company (or any plan administrator of any such plan). Capitalized terms in this document which are not otherwise defined herein shall have the respective meaning assigned to them in the Separation Agreement between the Company and the Key Employee, dated as of January 29, 1999 (the "Agreement").

         WHEREAS, the Key Employee has separated from service with the Key Employee's employing company (the "Employer") on __________ , _______(the "Separation Date") pursuant to the terms of the Agreement, and the Key Employee wishes to execute this Release as contemplated under the terms of the Agreement.

         NOW, THEREFORE, the Key Employee affirms as follows:

         1. The Key Employee hereby waives any and all claims which the Key Employee might have against any Bell Atlantic Company, and any benefit plan maintained by any Bell Atlantic Company (or any plan administrator of any such plan), for salary payments, vacation pay, incentives, bonuses, or other remuneration or employee benefits of any kind, with the exception of any unfulfilled obligations of the Company or Employer under Section 2 of the Agreement.

         2. Except as provided in Section 1 hereof, the Key Employee hereby voluntarily releases and discharges each and every Bell Atlantic Company and their successors and assigns, and the directors, officers, employees, and agents of each of them, and any benefit plan maintained by any Bell Atlantic Company (or any plan administrator of any such plan), of and from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursements or costs of any kind which the Key Employee might have or assert against any of said entities or persons by reason of the Key Employee's employment by any Bell Atlantic Company or the termination of said employment, and all circumstances related thereto, including but not limited to, any and all claims, demands, rights and/or causes of action, including those which might arise out of allegations relating to a claimed breach of an alleged oral or written employment contract, or relating to purported employment discrimination or civil rights violations, such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000e et seq.), the Civil Rights Acts of 1866 and 1871 (42 U.S.C.
                     -- ---
Sections 1981 and 1983), Executive Order 11246, as amended, the Age Discrimination in Employment Act of 1967, as amended (29 U.S.C. Section 621 et seq.), the Equal Pay Act of 1963 (29 U.S.C. Section 206(d)(1)), the
-- ---
Rehabilitation Act of 1973 (29 U.S.C. Sections 701-794), the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act ("ERISA") or any other applicable federal, state, or local or foreign employment discrimination statute or ordinance.

         3. The Key Employee hereby reaffirms all covenants and promises given by the Key Employee under the Agreement, and all other terms and conditions of the Agreement, in all respects.

         4. Should any provision of this Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release.

         STATEMENT BY THE KEY EMPLOYEE WHO IS SIGNING BELOW: THE COMPANY HAS
         --------------------------------------------------
ADVISED ME IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE. THE COMPANY HAS FULFILLED ITS DUTIES TO ME UNDER THE OLDER WORKERS BENEFITS PROTECTION ACT, AND I ACKNOWLEDGE THAT THIS RELEASE AND THE AGREEMENT ARE LEGALLY ENFORCEABLE BY THE COMPANY. I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THIS RELEASE AND HAVE HAD SUFFICIENT TIME AND OPPORTUNITY (OVER A PERIOD OF SUBSTANTIALLY MORE THAN 21 DAYS) TO CONSULT WITH MY PERSONAL TAX, FINANCIAL AND LEGAL ADVISORS PRIOR TO EXECUTING THIS DOCUMENT, AND I INTEND TO BE LEGALLY BOUND BY ITS TERMS. I UNDERSTAND THAT I MAY REVOKE THIS RELEASE WITHIN SEVEN (7) DAYS FOLLOWING MY SIGNING, AND THIS RELEASE WILL NOT BECOME ENFORCEABLE OR EFFECTIVE UNTIL THAT SEVEN-DAY PERIOD HAS EXPIRED.

         THE UNDERSIGNED, intending to be legally bound, has executed this Release as of the ___ day of _________, ____, that being the Key Employee's Separation Date.


                                              THE KEY EMPLOYEE



                                              Signed:
                                                     --------------------------

                               THIS IS A RELEASE
                         READ CAREFULLY BEFORE SIGNING